Exhibit 99.1

Financial Statements and Report of Independent Auditors

AutoWeb, Inc.

December 31,  2014 & 2013

i

REPORT OF INDEPENDENT AUDITORS

The Board of Directors
AutoWeb, Inc.

Report on the Financial Statements

We have audited the accompanying financial statements of AutoWeb, Inc., which comprise the balance sheets as of December 31, 2014 and 2013, and the related statements of operations, stockholders’ equity, and cash flows for the year ended December 31, 2014 and for the period from August 29, 2013 (inception) through December 31, 2013, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements  in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AutoWeb, Inc. as of December 31, 2014 and 2013, and the results of its operations and its cash flows for the for the year ended December 31, 2014 and for the period from August 29, 2013 (inception) through December 31, 2013 in accordance with accounting principles generally accepted in the United States of America.

/s/ Moss Adams LLP

Los Angeles, California
December 16, 2015

Balance Sheet
	December 31,
	2014	2013
ASSETS

Current assets:
Cash and cash equivalents	$2,334,612	$2,088,406
Accounts receivable	615,531	-
Due from related party	155,894	100,312
Advances made to related party	150,000	-
Prepaid expenses	3,876	-
Total current assets	3,259,913	2,188,718

Furniture, fixtures, software, and equipment, net	800,962	197,378
Intangible assets, net	1,704,752	2,159,353
Other assets	37,452	10,628
Total assets	$5,803,079	$4,556,077

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$44,372	$3,491
Due to related party	342,372	38,050
Accrued expenses	55,445	2,919
Total current liabilities	442,189	44,460

Deferred tax liability	-	685,572
Total liabilities	442,189	730,032

Stockholders' equity
Common stock, par value $0.01 per share - 80,000 shares authorized; 42,000 shares issued and outstanding	100	100
Series A Preferred stock, 13,000 shares authorized, 8,000 shares issued and outstanding	4,000,000	4,000,000
Series B Preferred stock, 8,000 shares authorized, 7,798 shares issued and outstanding	6,380,382	-
Preferred stock subscription receivable	(2,499,632)	-
Accumulated deficit	(2,519,960)	(174,055)
Total stockholders' equity	5,360,890	3,826,045

Total liabilities and stockholders' equity	$5,803,079	$4,556,077

Statements of Operations

	Year ended	Period from August 29, 2013 (Inception) through
	December 31,	December 31,
	2014	2013

Revenue	$1,112,541	$-
Revenue from related party	1,254,454	100,312
Total revenue	2,366,995	100,312

Cost of revenue (including amortization of capitalized software for internal use of $148,986 and $6,483 at December 31, 2014 and 2013, respectively)	551,424	11,556
Cost of revenue with related party	1,182,181	30,682
Total cost of revenue	1,733,605	42,238

Expenses:
Selling, general and administrative	3,070,375	191,059
Marketing	111,343	14,250
Depreciation and amortization	476,041	115,239
Total operating expenses	3,657,759	320,548

Loss from operations	(3,024,369)	(262,474)

Other (income)/expense, net	6,308	(988)
Loss before income taxes	(3,030,677)	(261,486)

Income tax provision/(benefit)	(684,772)	(87,431)

Net loss	$(2,345,905)	$(174,055)

Statements of Stockholders' Equity

	Common Stock		Preferred Stock (Series A)		Preferred Stock (Series B)		Preferred Stock Subscription	Accumulated	Total Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Receivable	Deficit	Equity

Inception - August 29, 2013	-	$-	-	$-	-	$-	$-	$-	$-

Capital contribution	42,000	100	5,000	2,500,000	-	-	-	-	2,500,100
Contributed domain name	-	-	3,000	1,500,000	-	-	-	-	1,500,000
Net loss	-	-	-	-	-	-	-	(174,055)	(174,055)

Balance at December 31, 2013	42,000	$100	8,000	$4,000,000	-	$-	$-	$(174,055)	$3,826,045

Capital contribution	-	$-	-	$-	7,798	$6,380,382	$(2,499,632)	$-	$3,880,750
Net loss	-	-	-	-	-	-	-	(2,345,905)	(2,345,905)
Balance at December 31, 2014	42,000	$100	8,000	$4,000,000	7,798	$6,380,382	$(2,499,632)	$(2,519,960)	$5,360,890

Statements of Cash Flows
	Year ended	Period from August 29, 2013 (Inception) through
	December 31,	December 31,
	2014	2013
Cash flows fom operating activities:
Net loss	$(2,345,905)	$(174,055)
Adjustments to reconcile net loss to cash flows used in operating activities:
Depreciation and amortization	625,026	121,722
Deferred taxes	(685,572)	(87,431)
Changes in operating assets and liabilities:
Accounts receivable	(671,113)	(100,312)
Prepaid and other assets	(180,700)	(10,628)
Accounts payable	40,881	3,491
Accrued expenses and other current liabilities	356,850	40,969
Net cash flows used in operating activities	(2,860,533)	(206,244)

Cash flows from investing activities:
Purchases of property and equipment	(774,011)	(205,450)
Net cash flows used in investing activities	(774,011)	(205,450)

Cash flows from financing activities:
Proceeds from stock issuance	3,880,750	2,500,100
Net cash flows provided by financing activities	3,880,750	2,500,100

Net increase in cash and cash equivalents	246,206	2,088,406
Cash and cash equivalents, beginning of period	2,088,406	-
Cash and cash equivalents, end of period	$2,334,612	$2,088,406

Non-cash financing activities
The Company exchanged 3,000 shares of Series A Preferred stock to Autobytel, Inc., a shareholder of the Company, for a domain name, which was valued at $1,500,000. The domain name carrying value was increased by an additional $773,003 due to tax rules under ASC 740-10-25, for acquired temporary differences in certain purchase transactions that are not accounted for as business combinations.

NOTES TO FINANCIAL STATEMENTS

NOTE A - ORGANIZATION AND NATURE OF BUSINESS

AutoWeb, Inc. (the “Company”) was incorporated in the State of Delaware on August 29, 2013 under the name AutoWeb, Inc. The Company was formed through initial contributions from its founders and others in the lead generation industry.  Effective September 18, 2013, the Company acquired the domain name from Autobytel, Inc. (“Autobytel”), a shareholder of the Company, for $1,500,000 worth of Series A Preferred stock, which was used to launch the Company into its current market.  The Company is a programmatic pay-per-click platform that provides services to advertisers in the automotive industry including car dealers and third-party websites. Advertisers (the “Customers”) create listings for their campaigns and pay for advertising on a cost-per-click (“CPC”) basis. The Company has operating offices in Miami and Detroit and back office support in Guatemala. The Customers’ advertisements appear as a search result on user-initiated queries on various web domains owned by the Company and third parties matched by category, location and demographic qualifiers.

On October 1, 2015, the Company entered into and consummated an Agreement and Plan of Merger (the “Merger Agreement”), by and among Autobytel and New Horizon Acquisition Corp., wholly owned subsidiary of Autobytel (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and as a wholly owned subsidiary of Autobytel.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). The Company’s financial statements include all revenue, costs, assets, liabilities, and cash flows directly attributable to the Company.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent gains and losses at the date of the financial statements and the reported amounts of revenue and expenses during the period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include all highly liquid investments with an original maturity of 90 days or less. The Company maintains its cash in bank deposit accounts with major financial institutions, which at times may exceed federally insured limits. The Company has not experienced any losses in regards to these deposits.

Accounts Receivable

The Company’s accounts receivable are based on the number of clicks charged to the customer. The Company considers previous operating history, the customer’s current ability to pay its obligation to the Company, and the condition of the general economy and industry as a whole in determining an allowance for doubtful accounts. The Company writes off receivables when they become uncollectible with any subsequent receipt of amounts previously written off credited to the allowance for doubtful accounts. As of December 31, 2014 and December 31, 2013 the Company did not record an allowance for doubtful accounts.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Concentration of Credit Risk

The Company’s financial instruments, which are potentially subject to concentration of credit risk, are primarily accounts receivable.  For the year ended December 31, 2014 the Company had four customers that had accounts receivable balances in excess of 10%.  Two of these customers accounted for 72% of the Company’s revenues.  For the period from August 29, 2013 (inception) through December 31, 2013 the Company had one major customer that accounted for 100% of the revenues of the Company and the accounts receivable.

Concentration of Supplier Risk

The Company has two main suppliers that represent the majority of its purchases as of the year ended December 31, 2014 and for the period ended from August 29, 2013 (inception) through December 31, 2013.  These two suppliers represent 85% and 91% of its accounts payable at December 31, 2014 and December 31, 2013.

The application of existing laws and regulations to the internet industry is continually evolving and is not entirely settled.  The business may be negatively affected by a variety of new or existing laws and regulations, which may expose the Company to substantial compliance costs and liabilities and may impede growth in the use of the internet.

Revenue Recognition

The Company sells hyperlink advertising on the Company’s and third parties’ web sites on a pay-per-click (PPC) basis. Revenue is earned each time a visitor to the Company’s or third parties’ web site clicks on a hyperlink advertisement, net of invalid clicks. Advertisers and the Company enter into contracts that include agreed upon rates. The Company recognizes revenue once the valid click is made. The Company bills their customers monthly based on the number of valid clicks multiplied by the contracted rate. In addition, the Company has entered into a contract with a related party in Guatemala, for use of the Company’s personnel. Revenue is recognized on this contract as the services are provided.

Fair Value of Financial Instruments

The carrying values of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximate fair value due to the short term maturities of these assets and liabilities.

Furniture, Fixtures, Software and Equipment

Furniture, fixtures, software and equipment is stated at cost. Depreciation is computed using the straight- line and accelerated methods over the estimated useful lives of the assets. The estimated useful lives are as follows:

Years

Capitalized software for internal use	5
Furniture and fixtures	5
Computer equipment	5

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Domain Name

Domain names may be acquired individually or as part of a portfolio for prices based on arm’s-length negotiations.  Domain purchases are recorded at acquisition cost and are amortized using the straight-line method over their estimated useful lives, which is five years.  In order to secure and maintain the rights to each domain name acquired, the Company pays registration fees which generally cover a minimum period of 12 months.  The Company records all registration fees, including the initial fee upon name transfer and subsequent renewal fees, as deferred domain registration fees and recognizes the cost over the related performance period in service costs.

Impairment of Long-Lived Assets Including Intangible Assets

FASB ASC 350, Intangibles - Goodwill and Other requires that intangible assets with finite lives be amortized over their estimated useful life and reviewed for impairment. The Company continually monitors events and changes in circumstances that could indicate carrying amounts of our long-lived assets may not be recoverable. When such events or changes in circumstances occur, the Company assesses the recoverability by determining whether the carrying value of such assets will be recovered through the undiscounted expected future cash flows. If the future undiscounted cash flows are less than the carrying amount of the long-lived assets including intangible assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. There was no impairment of long-lived assets, including intangible assets for the year ended December 31, 2014 and for the period from August 29, 2013(inception) through December 31, 2013.

Capitalized Software for Internal Use

The Company incurs costs to develop software for internal use which are accounted for under ASC 350- 40, Intangibles—Goodwill and Other—Internal-Use Software. The Company expenses all costs that relate to the preliminary project and post-implementation operation phases of development as product development expense. Costs incurred in the application development phase are capitalized until the project is completed and the asset is placed in service. The Company capitalized software for internal use totaling approximately $615,000 during the year ended December 31, 2014 and $130,000 during the year ended December 31, 2013, which are recorded as a component of furniture, fixtures, software and equipment, on the balance sheet. The Company recorded $149,000 and $6,000 of amortization expense for the year ended December 31, 2014 and for the period from August 29, 2013(inception) through December 31, 2013, respectively.

Income Taxes

The Company accounts for income taxes in accordance with ASC 740, Income Taxes. Under this method, deferred income taxes are determined based on the estimated future tax effects of differences between the financial statement and tax basis of assets and liabilities given the provisions of enacted tax laws. Deferred income tax provisions and benefits are based on changes to the assets or liabilities from year to year. In providing for deferred taxes, we consider tax regulations of the jurisdictions in which we operate, estimates of future taxable income, and available tax planning strategies. If tax regulations, operating results, or the ability to implement tax-planning strategies varies, adjustments to the carrying value of the deferred tax assets and liabilities may be required. Valuation allowances are based on the “more likely than not” criteria of ASC 740.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

The accounting for uncertain tax positions guidance under ASC 740 requires that the Company recognize the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more-likely- than-not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority. The Company recognizes interest and penalties on uncertain tax positions as a component of income tax expense, if applicable. The Company does not have any material uncertain tax positions; therefore, there was no impact on the Company’s financial statements.

Recently Issued Accounting Pronouncements

In May 2014, the FASB issued ASU 2014-09, “Revenue from Contracts with Customers,” which outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. ASU 2014-09 requires an entity to recognize revenue depicting the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. ASU 2014-09 will also result in enhanced revenue related disclosures.  In July 2015, the FASB decided to defer the effective date of ASU 2014-09 by one year. As a result, this standard will be effective for fiscal years, and interim reporting periods within those years, beginning after December 15, 2019. The Company has not yet determined the impact of ASU 2014-09 on its consolidated results of operations, financial condition, or cash flows.

NOTE C - FURNITURE, FIXTURES AND EQUIPMENT

At December 31, 2014 and 2013 furniture, fixtures and equipment consisted of the following:

	December 31,
	2014	2013
Furniture and fixtures	$41,570	$27,923
Project in process	64,848	-
Capitalized software for internal use	744,932	129,658
Computer equipment	128,110	47,869
	979,460	205,450
Less accumulated depreciation and amortization	178,498	8,072
	$800,962	$197,378

Depreciation and amortization for the year ended December 31, 2014 and for the period from August 29, 2013 (inception) through December 31,2013 were $170,426 and $8,072, respectively.

NOTE D - INTANGIBLE ASSETS

The Company acquired the domain name on September 18, 2013 from Autobytel, Inc., one of the shareholders of the Company, for 3,000 shares of Series A Preferred stock.  The Company valued the domain name at $1,500,000, which was based upon the relative fair value of the stock exchanged.  The carrying value of the domain name acquired was further increased by $773,003, for a total carrying value of $2,273,003, due to tax rules under ASC 740-10-25 for acquired temporary differences in certain purchase transactions that are not accounted for as business combinations.  The domain name is being amortized over five years.  The domain name was assessed for impairment and no losses were recorded for the year ended December 31, 2014 and for the period from August 29, 2013 (inception) through December 31, 2013.

Amortization expense was approximately $113,650 and $454,601 for the year ended December 31, 2014 and for the period from August 29, 2013 (inception) through December 31, 2013, respectively.  Future amortization expense as of December 31, 2014 is expected to be:

Amortization
Year ending December 31:	Expense
2015	$454,601
2016	454,601
2017	454,601
2018	340,949
$1,704,752

NOTE E - STOCKHOLDERS’ EQUITY

During 2013, 42,000 shares of common stock were issued for $100 to the majority owner of the Company. The common stockholders have voting rights and give each of the holders the right to participate in the governance of the Company (one vote per share).

In addition during 2013, the Company issued 8,000 of Series A Preferred Stock. The preferred stock has a par value or $0.01 per share and was issued at a price of $500 per share.  Of the 8,000 shares of Series A Preferred Stock, 5,000 shares were issued for cash consideration of $2,500,000 and the remaining 3,000 shares were issued in exchange for a domain name valued at $1,500,000. The holders of these shares have the right to participate in the governance of the Company through their voting rights of one vote per share on all matters to be voted on by the Company’s stockholders. The Preferred A shares have a liquidation value of $1,000 and have a preference over the Company’s common stock upon liquidation or dissolution of the Company. The Preferred A shares are convertible into a fixed number of common shares in a 1:1 ratio. The holders of he Preferred A shares have an option to purchase 5,000 additional shares of Preferred A shares at $500 a share, that is exercisable through September 2015.

On February 14, 2014, the Company’s Board of Directors approved the adoption of the AutoWeb, Inc. 2014 Equity Incentive Plan (“the Plan”) and reserved 5,000 shares of common stock for grants to be issued under the plan.  At December 31, 2014 and 2013 no grants were issued under the Plan.

On November 17, 2014, the Company issued 7,798 shares of its Series B preferred stock. The preferred stock was issued at a price of $818.21. Of the 7,798 shares issued, proceeds for 3,055 shares were not received at the date of issuance, resulting in a preferred stock subscription receivable of $2,499,632.  The holders of these shares have the right to participate in the governance of the Company through their voting rights. The Preferred B shares have a liquidation value of $818.21 and have a preference over the Company’s common stock upon liquidation or dissolution of the Company. The Preferred B shares are convertible into a fixed number of common shares in a 1:1 ratio.

NOTE F - RELATED-PARTY TRANSACTIONS

The Company has an investor, customer and vendor relationship with Autobytel. The Company’s accounts receivable balance contains approximately $156,000 and $100,000 due from Autobytel for the years ended December 31, 2014 and 2013, respectively, and accounts payable balance of approximately $206,000 and $30,000 owing to Autobytel for the years ended December 31, 2014 and 2013, respectively. In addition, the Company’s revenue includes $1,254,000 and $100,000 of revenue with Autobytel for the year ended December 31, 2014 and for the period from August 29, 2013 (inception) through December 31, 2013, respectively, and publisher costs of $1,103,000 and $30,000 with Autobytel for the year ended December 31, 2014 and for the period from August 29, 2013 (inception) through December 31, 2013, respectively. In 2013, the Company purchased a domain name from Autobytel, in the amount of $1,500,000 and the purchase was funded by issuance of Preferred Series A shares.

In addition, the Company has made an advance, in the amount of $150,000 to a related party in Guatemala which will be settled in 2015. This related party performs certain development and related services for the Company. These services totaled $811,000 and $43,000 for the year ended December 31 2014 and for the period from August 29, 2013 (inception) through December 31, 2013, respectively, of which $79,000 and $1,000 was recorded in cost of revenue with related party for the year ended December 31, 2014 and for the period from August 29, 2013 (inception) through December 31, 2013, respectively, and $732,000 and $16,000 for the year ended December 31, 2014 and for the period from August 29, 2013 (inception) through December 31, 2013 are recorded in operating expense.

NOTE G - INCOME TAXES

Income tax expense (benefit) from continuing operations for the year ended December 31, 2014 and for the period August 29, 2013 (inception) through December 31, 2013 are as follows:

	2014	2013
Current
Federal	-	-
State	800	-
	800	-
Deferred
Federal	(685,327)	(87,400)
State	(245)	(31)
	(685,572)	(87,431)

Total income tax expense (benefit)	(684,772)	(87,431)

NOTE G - INCOME TAXES - Continued

The reconciliations of the U.S. federal statutory rate to the effective income tax rate for the year ended December 31, 2014 and for the period August 29, 2013 (inception) through December 31, 2013 are as follows:

	2014	2013

Tax provision at U.S. Federal statutory rates	34.0%	34.0%
State income taxes net of federal benefit	1.7%	0.0%
Non-deductible permanent items	-0.3%	-.06%
Other	0.0%	0.0%
Change in valuation allowance	-12.8%	0.0%

Effective income tax rate	22.6%	33.4%

Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.  Significant components of the Company's deferred taxes as of December 31, 2014 and 2013 are as follows:

	2014	2013

Deferred tax assets:	1,011,215	27,071
Net operating loss carryforwards	272	-
Other	1,011,487	27,071
Total deferred tax assets	(387,229)	-
Valuation allowance	624,258	27,071

Deferred tax liabilities
Intangibles and fixed assets	(624,258)	(712,643)
Total deferred tax liabilities	(624,258)	(712,643)

Net deferred tax assets / (liabilities)	-	(685,572)

FASB ASC 740 - Income Taxes requires that a valuation allowance be established to reduce a deferred tax asset to its realizable value when it is more likely than not that all or a portion of a deferred tax asset will not be realized.  A review of all positive and negative evidence needs to be considered, including the utilization of past tax credits and length of carry-back and carry-forward periods, reversal of temporary differences, tax planning strategies, our current and past performance, the market environment in which we operate, and the evaluation of tax planning strategies to generate future taxable income.

As of December 31, 2014, the Company had gross deferred tax assets in excess of deferred tax liabilities. The Company determined that it is "more likely than not" that substantially all of the deferred tax assets will not be realized and therefore a full valuation allowance has been applied to the Company's deferred tax assets as of December 31, 2014.  The valuation allowance relates primarily to the deferred tax assets arising from operating loss carry-forwards.

As of December 31, 2014 and 2013, the Company had Federal net operating loss carry-forwards of approximately $2,580,000 and $80,000, respectively.  As of December 31, 2014 and 2013, the Company had state net operating loss carry-forwards of approximately $2,394,000 and $0, respectively.  These net operating loss carry-forwards will begin to expire in 2033 for Federal and state purposes.

NOTE G - INCOME TAXES - Continued

As of December 31, 2014 and 2013, the Company does not have any unrecognized tax benefits related to various federal and state income tax matters.  The Company will recognize accrued interest and penalties related to unrecognized tax benefits in income tax expense.

The Company is subject to U.S. federal income tax as well as income tax in multiple state tax jurisdictions.  The Company's federal and state income tax returns are open to audit under the statute of limitations for the year ended December 31, 2014 and for the period from August 29, 2013 (inception) through December 31, 2013.  The Company does not anticipate material unrecognized tax benefits within the next twelve months.

NOTE H - COMMITMENTS AND CONTINGENCIES

Leases

The Company leases office space in certain cities in the United States. These leases are accounted for as operating leases. Total rent expense for the years ended December 31, 2014 and for the period from August 29, 2013 (inception) through December 31, 2013 amounted to approximately $116,000 and $10,000, respectively.

Future minimum lease payments under non-cancelable operating leases having initial lease terms in excess of one year as of December 31, 2014 are as follows:

Year ending December 31:	Operating Leases

2015	$126,000
2016	157,000
2017	175,000
2018	117,000
2019	88,000
Thereafter	52,000
Total minimum lease payments	$715,000

Litigation

The Company is, in the routine operation of its business, subject to litigation, claims, assessments and various other legal matters. However, management is not aware of any pending or threatened litigation, claims, assessments or unasserted claims or assessments that are required to be accrued or disclosed in the financial statements.

NOTE I - SUBSEQUENT EVENTS

On October 1, 2015, the Company entered into and consummated an Agreement and Plan of Merger (the “Merger Agreement”), by and among Autobytel and New Horizon Acquisition Corp., wholly owned subsidiary of Autobytel (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and as a wholly owned subsidiary of Autobytel.

The merger consideration consisted of: (1) 168,007 newly issued shares of Series B Junior Participating Convertible Preferred Stock, par value $0.001 per share, of Autobytel (“Series B Preferred Stock”), (2) warrants to purchase up to 148,240 shares of Series B Preferred Stock and (3) $279,299 in cash to cancel vested, in-the-money options to acquire shares of the Company’s common stock. The number of Series B Preferred Stock and Warrants issued are subject to a post-closing adjustment based on the Company’s working capital as of the closing date of the transaction.

The shares of Series B Preferred Stock are convertible, subject to certain limitations, into ten (10) shares of Common Stock. All shares will be automatically converted if the stockholder approval required by Section 5635 of the Nasdaq listing rules is obtained.

The Company has evaluated subsequent events through December 16, 2015, which is the date the financial statements were available to be issued.